Exhibit 1.1

PE ENVIRONMENTAL FUNDING LLC

PE RENAISSANCE FUNDING, LLC

THE POTOMAC EDISON COMPANY

$[        ] SERIES A SENIOR SECURED SINKING FUND ENVIRONMENTAL CONTROL BONDS

UNDERWRITING AGREEMENT

    [_______________], 2007

To the Representative Named in Schedule I
     Hereto of the Several Underwriters
     Named in Schedule II hereto

Ladies and Gentlemen:

1.    Introduction.  PE Environmental Funding LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell $[__________] aggregate principal amount of its Series A Senior Secured Sinking Fund Environmental Control Bonds (the “Bonds”), identified in Schedule I hereto. The Issuer’s direct parent is PE Renaissance Funding, LLC, a special purpose Delaware limited liability company (“PE Renaissance”) established to hold and convey to the Issuer certain environmental control property (as more fully described in the Financing Order relating to the Bonds, the “Environmental Control Property”). PE Renaissance is a wholly-owned subsidiary of The Potomac Edison Company, a _______________ corporation (“Potomac Edison”). The Issuer, Potomac Edison and PE Renaissance hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 8 hereof and the term “Underwriter” shall be deemed to mean any one of such Underwriters. If the entity or entities listed in Schedule I hereto (the “Representatives”) are the same as the entity or entities listed in Schedule II hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such entity or entities. All obligations of the Underwriters hereunder are several and not joint. If more than one entity is named in Schedule I hereto, any action under or in respect of this underwriting agreement (“Underwriting Agreement”) may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

Capitalized terms used and not otherwise defined in this Underwriting Agreement shall have the meanings given to them in the Indenture (as defined below).

2.    Description of the Bonds. The Bonds will be issued pursuant to an indenture to be dated as of [______________], 2007, as supplemented by one or more series supplemental thereto (as so supplemented, the “Indenture”), between the Issuer and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). Potomac Edison will transfer the Environmental Control Property to PE Renaissance pursuant to the Environmental Control Property Transfer Agreement, to be dated on or about [_____________], 2007, between PE Renaissance and Potomac Edison (the “Transfer Agreement”). The Bonds will be obligations of the Issuer and will be supported by the transferred Environmental Control Property (“Transferred Environmental Control Property”), to be sold to the Issuer by PE Renaissance pursuant to the Transferred Environmental Control Property Sale Agreement, to be dated on or about [_____________], 2007, between PE Renaissance and the Issuer (the “Sale Agreement”). The Transferred Environmental Control Property will be serviced pursuant to the Transferred Environmental Control Property Servicing Agreement, to be dated on or about [____________], 2007, between Potomac Edison, as servicer, and the Issuer, as owner of the Transferred Environmental Control Property sold to it pursuant to the Sale Agreement (the “Servicing Agreement”).

3.    Representations and Warranties of the Issuer.  The Issuer represents and warrants to the several Underwriters that:

(a)   The Issuer and the Bonds meet the requirements for the use of Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), and the Issuer has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such form on January 11, 2007 (Registration No. 333-139937), as amended by Amendment No. 1 thereto dated March ____, 2007, including a form of prospectus, for the registration under the Securities Act of up to $[__________] aggregate principal amount of the Bonds. Such registration statement, as amended (“Registration Statement No. 333-139937”), has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission. No environmental control bonds registered with the Commission under the Securities Act pursuant to Registration Statement No. 333-139937 have been previously issued. References herein to the term “Registration Statement” shall be deemed to refer to Registration Statement No. 333-139937, including any amendment thereto, and any information in a prospectus or a prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430A (“Rule 430A”) or Rule 430C (“Rule 430C”) under the Securities Act that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first Contract of Sale (as used in Rule 159 under the Securities Act) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or Rule 430C, shall be considered to be included in the Registration Statement as of the time specified in Rule 430A or Rule 430C, as appropriate. The final prospectus and the final prospectus supplement relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”), are referred to herein as the “Final Prospectus;” and the most recent preliminary prospectus and prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time (as defined below) is referred to herein as the “Pricing Prospectus.” The Issuer is not, and at the time of filing the Registration Statement was not, an “ineligible issuer” as defined under Rule 405 of the Securities Act (“Rule 405”).

(b)   (i)  At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and (ii) at the date hereof, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405.

(c)   At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement, and the Indenture, at the Closing Date (as defined below), fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. As of the Applicable Time (as defined below) and as of the Closing Date, the Registration Statement and the Final Prospectus fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and neither of such documents includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon information furnished in writing to the Issuer or Potomac Edison by, or on behalf of, any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Final Prospectus or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company (“DTC”) Book-Entry System that are based solely on information contained in published reports of the DTC.

(d)   As of its date, at the Applicable Time (as defined below) and on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (as defined below) (other than the Pricing Term Sheet, as defined in Section 6(b) below), considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that (i) the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, and the Expected Sinking Fund Schedule described in the Pricing Prospectus supersede any previously issued descriptions of such information and (ii) the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus). The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance in which they are made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or Potomac Edison by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) under the Securities Act. References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405. References to the term “Applicable Time” mean [ ], eastern time, on the date hereof, except that if, subsequent to such Applicable Time, the Issuer, Potomac Edison and the Underwriters have determined that the information contained in the Pricing Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Bonds, then “Applicable Time” will refer to the first of such times when such new purchase contracts are entered into. The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rule 164 (“Rule 164”) and Rule 433 (“Rule 433”) under the Securities Act, including timely Commission filing where required, legending and record keeping.

(e)   Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Date or until any earlier date that Potomac Edison, PE Renaissance or the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Potomac Edison, PE Renaissance or the Issuer has promptly notified or will promptly notify the Representatives and (ii) Potomac Edison, PE Renaissance or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to Potomac Edison, PE Renaissance or the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth on Schedule IV hereto.

(f)   The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Limited Liability Company Act of the State of Delaware, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement, the Servicing Agreement, the Indenture, the Issuer Administration Agreement and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the “Issuer Documents”) and to own its properties and conduct its business as described in the Pricing Prospectus; the Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer; the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Pricing Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents and other agreements or instruments incidental to its formation; the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Pricing Prospectus; PE Renaissance is the beneficial owner of all of the limited liability company interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(g)   The issuance and sale of the Bonds by the Issuer, the purchase of the Transferred Environmental Control Property by the Issuer from PE Renaissance and the consummation of the transactions herein contemplated by the Issuer, and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under the Issuer’s certificate of formation or the Issuer LLC Agreement (collectively, the “Issuer Formation Documents”), or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party.

(h)   This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

(i)   The Issuer (i) is not in violation of the Issuer Formation Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition.

(j)   The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy. On the Closing Date, the Indenture will (i) comply as to form in all material respects with the requirements of the Trust Indenture Act and (ii) conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus.

(k)   The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy, and the Bonds conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus. The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and Final Prospectus.

(l)   Other than as set forth or contemplated in the Pricing Prospectus, there is no litigation or governmental proceeding to which the Issuer is a party or to which any property of the Issuer is subject or which is pending or, to the knowledge of the Issuer, threatened against the Issuer that would reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer’s business, property or financial condition.

(m)   Other than any necessary action of the PSCWV, any filings required under the Statute or the Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(n)   The Issuer is not, and, after giving effect to the sale and issuance of the Bonds, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(o)   Each of the Sale Agreement, the Servicing Agreement and the Issuer Administration Agreement has been duly authorized by the Issuer, and when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

4.    Representations and Warranties of Potomac Edison.  Potomac Edison represents and warrants to the several Underwriters that:

(a)   At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement, and the Indenture, on the Closing Date, fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. As of the Applicable Time and as of the Closing Date, the Registration Statement and the Final Prospectus fully complied and will fully comply in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and neither of such documents includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph (a) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to Potomac Edison, PE Renaissance or the Issuer by, or on behalf of, any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Final Prospectus, or to any statements in or omissions from any Statement of Eligibility on Form T 1, or amendments thereto, of the Indenture Trustee filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or Final Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC.

(b)   As of its date, at the Applicable Time, on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (other than the Pricing Term Sheet), considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that (i) the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, and the Expected Sinking Fund Schedule described in the Pricing Prospectus supersede any previously issued descriptions of such information and (ii) the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus). The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to Potomac Edison, PE Renaissance or the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto. Potomac Edison represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rule 164 and Rule 433, including timely Commission filing where required, legending and record keeping

(c)   Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that Potomac Edison, PE Renaissance or the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) Potomac Edison, PE Renaissance or the Issuer has promptly notified or will promptly notify the Representatives and (ii) Potomac Edison, PE Renaissance or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to Potomac Edison, PE Renaissance or the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth on Schedule IV hereto.

(d)   Potomac Edison has been duly formed and is validly existing as a corporation in good standing under the laws of the State of _____________, has the corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Servicing Agreement, the Transfer Agreement and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the “Potomac Edison Documents”) and to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Pricing Prospectus, and is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of Potomac Edison and its subsidiaries considered as a whole; Potomac Edison has conducted its business in a manner that is not inconsistent with the description of Potomac Edison’s business in the Pricing Prospectus. Potomac Edison is the beneficial owner of all of the limited liability company interests of the PE Renaissance and such interests are owned free and clear of all liens, encumbrances, equities or claims.

(e)   Potomac Edison has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f)   The conveyance by Potomac Edison of the Environmental Control Property to PE Renaissance and the consummation of the transactions herein contemplated by Potomac Edison, and the fulfillment of the terms hereof on the part of Potomac Edison to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under, Potomac Edison’s articles of incorporation or bylaws (collectively, the “Potomac Edison Charter Documents”), or in a material breach of any of the terms of, or constitute a material default under, any indenture, mortgage, deed of trust or other agreement or instrument to which Potomac Edison is now a party.

(g)   This Underwriting Agreement has been duly authorized, executed and delivered by Potomac Edison, which has the necessary corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes a valid and binding obligation of Potomac Edison, enforceable against Potomac Edison in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

(h)   Potomac Edison (i) is not in violation of Potomac Edison Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of Potomac Edison and its subsidiaries considered as a whole, or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of Potomac Edison and its subsidiaries considered as a whole.

(i)   Except as set forth or contemplated in the Pricing Prospectus, there is no litigation or governmental proceeding to which Potomac Edison or any of its subsidiaries is a party or to which any property of Potomac Edison or any of its subsidiaries is subject or which is pending or, to the knowledge of Potomac Edison, threatened against Potomac Edison or any of its subsidiaries that would reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer’s business, property, or financial condition or on Potomac Edison’s ability to perform its obligations under the Sale Agreement and the Servicing Agreement.

(j)   Other than any necessary action of the PSCWV, any filings required under the Statute or Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which Potomac Edison makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(k)   Neither Potomac Edison, PE Renaissance nor the Issuer is, and after giving effect to the sale and issuance of the Bonds, neither Potomac Edison, PE Renaissance nor the Issuer will be, an “investment company” within the meaning of the 1940 Act.

(l)   Each of the Transfer Agreement and the Servicing Agreement has been duly and validly authorized by Potomac Edison, and when executed and delivered by Potomac Edison and the other parties thereto each will constitute a valid and legally binding obligation of Potomac Edison, enforceable against Potomac Edison in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(m)   There are no West Virginia transfer taxes related to the transfer of the Environmental Control Property or the Transferred Environmental Control Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by Potomac Edison, PE Renaissance or the Issuer.

5.   Representations and Warranties of PE Renaissance.  PE Renaissance represents and warrants to the several Underwriters that:

(a)   At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement, and the Indenture, on the Closing Date, fully complied and will fully comply in all material respects with the applicable requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. As of the Applicable Time and as of the Closing Date, the Registration Statement and the Final Prospectus fully complied and will fully comply in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, and neither of such documents includes any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph (a) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer or PE Renaissance by, or on behalf of, any Underwriter through the Representatives expressly for use in connection with the preparation of the Registration Statement or the Final Prospectus, or to any statements in or omissions from any Statement of Eligibility on Form T 1, or amendments thereto, of the Indenture Trustee filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or Final Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC.

(b)   As of its date, at the Applicable Time, on the date of its filing, if applicable, and on the Closing Date, the Pricing Prospectus and each Issuer Free Writing Prospectus (other than the Pricing Term Sheet), considered together, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that (i) the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, and the Expected Sinking Fund Schedule described in the Pricing Prospectus supersede any previously issued descriptions of such information and (ii) the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus). The Pricing Term Sheet, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds, considered together with the Pricing Prospectus and each other Issuer Free Writing Prospectus, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or PE Renaissance by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth in Schedule IV hereto. PE Renaissance represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rule 164 and Rule 433, including timely Commission filing where required, legending and record keeping

(c)   Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Bonds or until any earlier date that the Issuer or PE Renaissance notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) PE Renaissance or the Issuer has promptly notified or will promptly notify the Representatives and (ii) PE Renaissance or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer or PE Renaissance by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information set forth on Schedule IV hereto.

(d)   PE Renaissance has been duly formed and is validly existing as a limited liability company in good standing under the Limited Liability Company Act of the State of Delaware, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Transfer Agreement, the Sale Agreement, the PER Administration Agreement and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the “PER Documents”) and to own its properties and conduct its business as described in the Pricing Prospectus; PE Renaissance has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the PE Renaissance; PE Renaissance has conducted and will conduct no business in the future that would be inconsistent with the description of the PE Renaissance’s business set forth in the Pricing Prospectus; PE Renaissance is not a party to or bound by any agreement or instrument other than the PER Documents and other agreements or instruments incidental to its formation; the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the PER Documents and as described in the Pricing Prospectus; PE Renaissance is the beneficial owner of all of the limited liability company interests of the Issuer and such interests are owned free and clear of all liens, encumbrances, equities or claims; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(e)   The Issuer is the only subsidiary of PE Renaissance.

(f)   The sale by PE Renaissance of the Transferred Environmental Control Property to the Issuer and the consummation of the transactions herein contemplated by PE Renaissance, and the fulfillment of the terms hereof on the part of PE Renaissance to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under, PE Renaissance’s certificate of formation or limited liability company agreement (the “PER Charter Documents”), or in a material breach of any of the terms of, or constitute a material default under, any indenture, mortgage, deed of trust or other agreement or instrument to which PE Renaissance is now a party.

(g)   This Underwriting Agreement has been duly authorized, executed and delivered by PE Renaissance, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, and constitutes a valid and binding obligation of PE Renaissance, enforceable against PE Renaissance in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification or contribution by federal or state securities laws or regulations or by public policy.

(h)   PE Renaissance (i) is not in violation of the PER Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of PE Renaissance and its subsidiaries considered as a whole, or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of PE Renaissance and its subsidiaries considered as a whole.

(i)   Except as set forth or contemplated in the Pricing Prospectus, there is no litigation or governmental proceeding to which PE Renaissance or any of its subsidiaries is a party or to which any property of PE Renaissance or any of its subsidiaries is subject or which is pending or, to the knowledge of PE Renaissance, threatened against PE Renaissance or any of its subsidiaries that would reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer’s business, property, or financial condition or on PE Renaissance’s ability to perform its obligations under the Transfer Agreement or the Sale Agreement.

(j)   Other than any necessary action of the PSCWV, any filings required under the Statute or Financing Order or as otherwise set forth or contemplated in the Pricing Prospectus, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which PE Renaissance makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(k)   PE Renaissance is not, and after giving effect to the sale and issuance of the Bonds, will not be, an “investment company” within the meaning of the 1940 Act.

(l)   Each of the Transfer Agreement, the Sale Agreement and the PER Administration Agreement has been duly and validly authorized by PE Renaissance, and when executed and delivered by PE Renaissance and the other parties thereto will constitute a valid and legally binding obligation of PE Renaissance, enforceable against PE Renaissance in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(m)   There are no West Virginia transfer taxes related to the transfer of the Transferred Environmental Control Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by PE Renaissance or the Issuer.

6.    Investor Communications.

(a)   The Issuer, PE Renaissance and Potomac Edison represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Issuer, PE Renaissance and Potomac Edison and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” required to be filed by the Issuer, PE Renaissance or Potomac Edison, as applicable, with the Commission or retained by the Issuer, PE Renaissance or Potomac Edison, as applicable, under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Term Sheets and each other Free Writing Prospectus identified in Schedule III hereto.

(b)   Potomac Edison, PE Renaissance and the Issuer (or the Representatives at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representatives, and will file such final pricing term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final terms have been established for all classes of the offering of the

Bonds. The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(c)   Each Underwriter may provide to investors one or more of the Free Writing Prospectuses, including the Term Sheets, subject to the following conditions:

(i)    Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, an Underwriter shall not convey or deliver any Written Communication (as defined herein) to any person in connection with the initial offering of the Bonds, unless such Written Communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430A, (iii) is an Issuer Free Writing Prospectus listed on Schedule III hereto or (iv) is an Underwriter Free Writing Prospectus (as defined below). “Written Communication” has the same meaning as that term is defined in Rule 405. An “Underwriter Free Writing Prospectus” means any free writing prospectus that contains only preliminary or final terms of the Environmental Control Bonds and is not required to be filed by Potomac Edison or the Issuer pursuant to Rule 433 and that contains information substantially the same as the information contained in the Pricing Prospectus or Pricing Term Sheet (including, without limitation, (i) the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final payment dates, trade date, settlement date, transaction parties, credit enhancement, roadshow details, ERISA eligibility, legal investment status and payment window of one or more classes of Bonds and (ii) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Underwriter’s retention, and/or expected pricing parameters of the Bonds).

(ii)   Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and Term Sheets, including but not limited to Rule 164 and Rule 433.

(iii)   All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY

UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-8_________ OR EMAILING _________ AT __________________.

The Issuer and the Representatives shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, Representatives and, in the case of the Representatives, the Issuer (which in either case shall not be unreasonably withheld).

(iv)   Each Underwriter covenants with the Issuer, Potomac Edison and PE Renaissance that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the SEC website at www.sec.gov.

(v)   Each Underwriter agrees and covenants that (a) no information that is conveyed to investors has been or will be inconsistent with the information contained in the Registration Statement, the Pricing Prospectus and each Issuer Free Writing Prospectus, and (b) if an Underwriter shall use an Underwriter Free Writing Prospectus, the liability arising from its use shall be the sole responsibility of the Underwriter using such Underwriter Free Writing Prospectus unless the Underwriter Free Writing Prospectus was consented to in advance by Potomac Edison, PE Renaissance and the Issuer; provided, however, that, for the avoidance of doubt, (i) this clause (v) shall not be interpreted as tantamount to the indemnification obligations contained in Section 12(b) hereof and (ii) no Underwriter shall be responsible for any “issuer information” as defined in Rule 433(h)(2) under the Securities Act giving rise to such Underwriter liability provided by the Issuer, PE Renaissance or Potomac Edison for inclusion in the Registration Statement, the Pricing Prospectus or any Issuer Free Writing Prospectus or was otherwise previously provided by the Issuer, PE Renaissance or Potomac Edison to such Underwriter for use in such Underwriter Free Writing Prospectus.

7.    Purchase and Sale.  On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter’s name in Schedule II hereto. The Underwriters agree to make a public offering of the Bonds. The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $[ ].

8.   Time and Place of Closing.  Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representatives. The hour and date of such delivery and payment are herein called the “Closing Date.” The Bonds shall be delivered to DTC or to [_______________], as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representatives not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representatives. The Issuer agrees to make the Bonds available to the Representatives for checking purposes not later than [ ] P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the National Association of Securities Dealers, Inc. (“NASD”) (or, if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD’s Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine. If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 24 hours. If in such case the Issuer shall not elect to terminate this Underwriting Agreement it shall have the right, irrespective of such default:

(a)   to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to aggregate principal amount of Bonds equal to one tenth (1/10) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or

(b)   to procure one or more persons, reasonably acceptable to the Representatives, who are members of the NASD (or, if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD’s Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Issuer shall exercise its rights under (a) and/or (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

In the computation of any period of 24 hours referred to in this Section 8, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

Any action taken by the Issuer under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement. Termination by the Issuer under this Section 8 shall be without any liability on the part of the Issuer, Potomac Edison, PE Renaissance or any non-defaulting Underwriter, except as otherwise provided in Sections 9(a)(viii) and 12 hereof.

9.    Covenants.

(a)   Covenants of the Issuer.  The Issuer covenants and agrees with the several Underwriters that:

(i)    The Issuer will upon request promptly deliver to the Representatives and Counsel to the Underwriters a signed copy of the Registration Statement as originally filed or, to the extent a signed copy is not available, a conformed copy, certified by an officer of the Issuer to be in the form as originally filed, including all amendments thereto.

(ii)   The Issuer will deliver to the Underwriters, as soon as practicable after the date hereof, as many copies of the Pricing Prospectus and the Final Prospectus as they may reasonably request.

(iii)   The Issuer will cause the Pricing Prospectus and the Final Prospectus to be filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) as soon as practicable and advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Issuer has complied and will comply with Rule 433 in connection with the offering of the Bonds.

(iv)   As soon as practicable, but not later than 12 months after the date hereof, the Issuer will make generally available to its security holders, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act with respect to the Bonds.

(v)   The Issuer will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of such jurisdictions as the Representatives may designate; provided that neither the Issuer, Potomac Edison nor PE Renaissance shall be required to qualify as a foreign limited liability company or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer, Potomac Edison or PE Renaissance, as applicable, to be unduly burdensome.

(vi)   The Issuer will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters, or to which Day Pitney LLP, who are acting as counsel for the Underwriters (“Counsel for the Underwriters”), shall reasonably object by written notice to Potomac Edison and the Issuer.

(vii)   If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event relating to or affecting the Issuer, the Bonds or the Transferred Environmental Control Property or of which the Issuer shall be advised in writing by the Representatives shall occur that in the Issuer’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Issuer will, at its expense, amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

(viii)   The Issuer will, except as herein provided, pay or cause to be paid all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, Pricing Prospectus and Final Prospectus, (ii) the issuance and delivery of the Bonds as provided in Section 8 hereof (including, without limitation, reasonable fees and disbursements of Counsel for the Underwriters and all trustee, rating agency and PSCWV financial advisor fees), (iii) the qualification of the Bonds under blue-sky laws, (iv) the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement, the Pricing Prospectus and Final Prospectus and (v) any amendment or supplement to the Registration Statement, Pricing Prospectus, or Issuer Free Writing Prospectus required to be filed with the Commission to correct any untrue statement of a material fact or omission of any statement necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, the result of which requires the reforming of any contracts of sale of the Bonds made by the Underwriters (including any damages or other amounts payable in connection with legal and contractual liability). If this Underwriting Agreement shall be terminated in accordance with the provisions of Section 11 or 13 hereof, the Issuer shall not be required to pay any amount for any expenses of the Underwriters or for any fees and expenses of counsel for the PSCWV financial advisor, except that the Issuer will reimburse the Underwriters for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding $[__________], incurred in contemplation of the performance of this Underwriting Agreement and will reimburse the Underwriters for the reasonable fees and disbursements of Counsel for the Underwriters. The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

(ix)   During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(x)    To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 10(z) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

(xi)   For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission, and to the extent permitted by and consistent with the Issuer’s obligations under applicable law, make available on the website associated with the Issuer’s parent, such periodic reports, if any, as are required (without regard to the number of holders of Bonds to the extent permitted by and consistent with the Issuer’s obligations under applicable law) from time to time under Section 13 or Section 15(d) of the Exchange Act, and the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission. The Issuer shall also, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in the periodic and other reports to be filed with the Commission as provided above, such information as required by Section 3.07(e) of the Indenture with respect to the Bonds. To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(e) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(xii)   During a period of one year from the effective date of the Registration Statement, to furnish to the Representatives (A) as soon as they are available, copies of any reports and financial statements of the Issuer furnished to or filed with the Commission, other than such reports and financial statements that are publicly available on the Commission’s EDGAR system; and (B) such additional information concerning the business and financial condition of the Issuer as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Issuer are consolidated in reports furnished to its shareholders generally or to the Commission).

(xiii)   The Issuer will file with the Commission such information on Form 10-D or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiv)   If the Issuer elects to rely upon Rule 462(b) under the Securities Act (“Rule 462(b)”), the Issuer shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Issuer shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(b)   Covenants of Potomac Edison.  Potomac Edison covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 9(a):

(i)    To the extent permitted by applicable law and the agreements and instruments that bind Potomac Edison, Potomac Edison will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 9(a) hereof.

(ii)   Potomac Edison will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)   If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer, any event relating to or affecting Potomac Edison, the Bonds or the Transferred Environmental Control Property or of which Potomac Edison shall be advised in writing by the Representatives shall occur that in Potomac Edison’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, Potomac Edison will cause the Issuer, at Potomac Edison’s or the Issuer’s expense, to amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at Potomac Edison’s or the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

(iv)   During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, Potomac Edison will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(v)    Potomac Edison will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

(vi)   To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 10(z) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by Potomac Edison on or after the Closing Date, Potomac Edison shall furnish such documents and take such other actions.

(c)   Covenants of PE Renaissance.  PE Renaissance covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 9(a):

(i)    To the extent permitted by applicable law and the agreements and instruments that bind PE Renaissance, PE Renaissance will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 9(a) hereof.

(ii)   PE Renaissance will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)   If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer, any event relating to or affecting PE Renaissance, the Bonds or the Transferred Environmental Control Property or of which PE Renaissance shall be advised in writing by the Representatives shall occur that in PE Renaissance’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, PE Renaissance will cause the Issuer, at PE Renaissance’s or the Issuer’s expense, to amend or supplement the Final Prospectus by either (A) preparing and furnishing to the Underwriters at PE Renaissance’s or the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section

15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.

(iv)   During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, PE Renaissance will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(v)    PE Renaissance will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

(vi)   To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 10(z) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by PE Renaissance on or after the Closing Date, PE Renaissance shall furnish such documents and take such other actions.

10.   Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer, PE Renaissance and Potomac Edison contained in this Underwriting Agreement, on the part of Potomac Edison contained in Article III of the Transfer Agreement, on the part of PE Renaissance contained in Article III of the Sale Agreement, and on the part of Potomac Edison contained in Section 5.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer, PE Renaissance and Potomac Edison made in any certificates pursuant to the provisions hereof, to the performance by the Issuer, PE Renaissance and Potomac Edison of their obligations hereunder, and to the following additional conditions:

(a)   The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 prior to 5:30 P.M., New York time, on the second business day after the date of this Underwriting Agreement. In addition, all material required to be filed by the Issuer or Potomac Edison pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter and timely provided to the Issuer or Potomac Edison shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d).

(b)   No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of Potomac Edison and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of Potomac Edison or the Issuer, as the case may be, threatened by, the Commission.

(c)   The Issuer shall have complied with the provisions of Section 9(a)(ii) hereof with respect to the furnishing of prospectuses.

(d)   Day Pitney LLP, Counsel for the Underwriters, shall have furnished to the Representatives their written opinion or opinions, dated the Closing Date, in a form or forms acceptable to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to render such opinion or opinions.

(e)   Richards, Layton & Finger, P.A., special Delaware counsel for Potomac Edison and the Issuer, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(e) and such other matters as the Representatives may reasonably request.

(f)   Richards, Layton & Finger, P.A., special Delaware counsel for Potomac Edison and the Issuer, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(f) and such other matters as the Representatives may reasonably request.

(g)   [            ], counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(g) and such other matters as the Representatives may reasonably request.

(h)   [            ], counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(h) and such other matters as the Representatives may reasonably request.

(i)   Thelen Reid Brown Raysman & Steiner LLP, counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(i) and such other matters as the Representatives may reasonably request.

(j)   Thelen Reid Brown Raysman & Steiner LLP, counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(j) and such other matters as the Representatives may reasonably request.

(k)   Jackson Kelly PLLC, counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(k) and such other matters as the Representatives may reasonably request.

(l)   Thelen Reid Brown Raysman & Steiner LLP, counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(l) and such other matters as the Representatives may reasonably request.

(m)   [            ], [in-house counsel] for Potomac Edison, PE Renaissance and the Issuer shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(m) and such other matters as the Representatives may reasonably request.

(n)   [            ], counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(n) and such other matters as the Representatives may reasonably request.

(o)   Thelen Reid Brown Raysman & Steiner LLP, counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(o) and such other matters as the Representatives may reasonably request.

(p)   [            ], counsel for the Indenture Trustee, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(p) and such other matters as the Representatives may reasonably request.

(q)   [            ], counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(q) and such other matters as the Representatives may reasonably request.

(r)   [            ], counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(r) and such other matters as the Representatives may reasonably request.

(s)   Thelen Reid Brown Raysman & Steiner LLP, counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(s) and such other matters as the Representatives may reasonably request.

(t)   Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(t) and such other matters as the Representatives may reasonably request.

(u)   Jackson Kelly PLLC, counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(u) and such other matters as the Representatives may reasonably request.

(v)   Thelen Reid Brown Raysman & Steiner LLP, counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(v) and such other matters as the Representatives may reasonably request.

(w)   Thelen Reid Brown Raysman & Steiner LLP, counsel for the Issuer, PE Renaissance and Potomac Edison, shall have furnished to the Representatives their written opinion, dated the Closing Date and in form and substance reasonably acceptable to the Representatives, addressing the matters set forth in Exhibit 10(w) and such other matters as the Representatives may reasonably request.

(x)   Pricewaterhouse Coopers LLP shall have furnished to the Representatives on the date hereof and on the Closing Date, letters, the first dated the date hereof and the second dated the Closing Date, each in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial, accounting, and statistical information contained in the Pricing Prospectus and the Final Prospectus.

(y)   Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Prospectus and the Final Prospectus, there shall not have been any change specified in the certificates required by subsection (cc) of this Section 10 which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Bonds as contemplated by the Registration Statement and the Final Prospectus.

(z)   The Issuer LLC Agreement, the PER LLC Agreement, the Issuer Administrative Agreement, the PER Administration Agreement, the Transfer Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been executed and delivered.

(aa)   Since the respective dates as of which information is given in each of the Registration Statement and in the Pricing Prospectus and as of the Closing Date there shall have been no (i) material adverse change in the business, property or financial condition of Potomac Edison and its subsidiaries, taken as a whole, or the Issuer or (ii) adverse development concerning the business or assets of Potomac Edison and its subsidiaries, taken as a whole, or the

Issuer which would be reasonably likely to result in a material adverse change in the prospective business, property or financial condition of Potomac Edison and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the Issuer or (iii) development which would be reasonably likely to result in a material adverse change in the Transferred Environmental Control Property, the Bonds or the Financing Order.

(bb)   At the Closing Date, (i) the Bonds shall be rated at least “Aaa”, “AAA”, and “AAA” by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”) and Fitch, Inc. (“Fitch”), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) neither Moody’s, S&P nor Fitch shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

(cc)   The Issuer, PE Renaissance and Potomac Edison shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates of officers of Potomac Edison, PE Renaissance and the Issuer, as the case may be, reasonably satisfactory to the Representatives, as to the accuracy of the representations and warranties of Potomac Edison, PE Renaissance and the Issuer, in the Transfer Agreement, the Sale Agreement, Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer, PE Renaissance and Potomac Edison of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (aa) of this Section 10 and as to such other matters as the Representatives may reasonably request.

(dd)   An issuance advice letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the PSCWV and shall have become effective.

(ee)   On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the Statute, the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite notices in the office of the West Virginia State Department of Assessments and Taxation.

(ff)   On or prior to the Closing Date, PE Renaissance shall have funded the capital subaccount of the Issuer with cash in an amount equal to $[        ].

(gg)   The Issuer, PE Renaissance and Potomac Edison shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies shall have reasonably requested prior to such Closing Date.

11.    Conditions of Issuer’s Obligations.  The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date and the issuance advice letter described in Section 10(dd) shall have become effective. In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 9(a)(viii) and 12 hereof.

12.    Indemnification and Contribution.

(a)    Potomac Edison, PE Renaissance and the Issuer, jointly and severally, shall indemnify, defend and hold harmless each Underwriter, each Underwriter’s members, managers, employees, agents, officers and directors and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each such Underwriter and person for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus and, together with the Pricing Prospectus, the Issuer Free Writing Prospectuses, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, collectively, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (iii) any information prepared by or on behalf of Potomac Edison, PE Renaissance or the Issuer and provided to the Underwriters; provided, however, that the indemnity agreement contained in this Section 12 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, in each case if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Issuer, PE Renaissance or Potomac Edison by any Underwriter, by or through the Representatives, expressly for use in connection with the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of the Indenture Trustee with respect to any indenture qualified pursuant to the Registration Statement; and provided further, that the indemnity agreement contained in this Section 12 shall not inure to the benefit of any Underwriter (or of any member, manager, employee, agent, officer or director of such Underwriter or of any person controlling such Underwriter within the meaning of Section 15 of the Securities Act) on account of any such losses, claims, damages, liabilities, expenses or actions, joint or several, arising from the sale of the Bonds to any person if a copy of the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of the sale involved) shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the sale of the Bonds to such person unless the alleged omission or alleged untrue statement was not corrected in the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the Underwriters at or prior to the time of the sale involved) at the time of such sale. The indemnity agreement of Potomac Edison, PE Renaissance and the Issuer contained in this Section 12 and the representations and warranties of the Issuer, Potomac Edison and PE Renaissance contained in Sections 3, 4 and 5 hereof shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement or of any investigation made by or on behalf of any Underwriter, its officers or its directors or any such controlling person, and shall survive the delivery of the Bonds.

(b)   Each Underwriter shall severally indemnify, defend and hold harmless Potomac Edison, PE Renaissance and the Issuer, each of Potomac Edison’s, PE Renaissance’s and Issuer’s officers, directors, and managers, and each person who controls the Issuer or Potomac Edison within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, the Final Prospectus and, together with the Pricing Prospectus, the Issuer Free Writing Prospectuses, collectively, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Potomac Edison, PE Renaissance or Issuer by such Underwriter, through the Representatives, expressly for use in connection with the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of them. The only information furnished to Potomac Edison, PE Renaissance and the Issuer by the Underwriters in writing expressly for use in such foregoing documents is set forth in Schedule IV hereto. The indemnity agreement of the respective Underwriters contained in this Section 12 shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement or of any investigation made by or on behalf of Potomac Edison, PE Renaissance or the Issuer, their directors, managers or officers, any such Underwriter, or any such controlling person, and shall survive the delivery of the Bonds.

(c)   Potomac Edison, PE Renaissance, the Issuer and the several Underwriters each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought under (a) or (b) above, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action). Each of Potomac Edison, PE Renaissance, Issuer and the several Underwriters agrees that without the other party’s prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Underwriting Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

(d)   If the indemnification provided for in subparagraph (a) or (b) above shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative benefits received by Potomac Edison, PE Renaissance and the Issuer on the one hand and the Underwriters on the other hand from the offering of the Bonds pursuant to this Underwriting Agreement or (ii) if an allocation solely on the basis provided by clause (i) is not permitted by applicable law or is inequitable or against public policy, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Potomac Edison, PE Renaissance, the Issuer and each of the Underwriters agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total underwriting fees, discounts and commissions received by it, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Underwriter to contribute pursuant to this Section 12 are several and not joint and shall be in the same proportion as such Underwriter’s obligation to underwrite Bonds is to the total number of Bonds set forth in Schedule II hereto.

13.   Termination.  This Underwriting Agreement may be terminated, at any time prior to the Closing Date with respect to the Bonds by the Representatives by written notice to the Issuer if after the date hereof and at or prior to the Closing Date (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange (“NYSE”) or there shall have been established by the NYSE, or the over-the-counter market, or by the Commission any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities or (b) there shall have occurred any (i) material outbreak of hostilities (including, without limitation, an act of terrorism) or (ii) declaration by the United States of war or national or international calamity or crisis, including, but not limited to, a material escalation of hostilities that existed prior to the date of this Underwriting Agreement or (iii) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to materially and adversely affect, in the reasonable judgment of the Representatives, their ability to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Final Prospectus. Any termination hereof pursuant to this Section 13 shall be without liability of any party to any other party except as otherwise provided in Sections 9(a)(viii) and 12 hereof.

14.   Absence of Fiduciary Relationship.  The Issuer, PE Renaissance and Potomac Edison each acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer, PE Renaissance and Potomac Edison with respect to the offering of the Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer, PE Renaissance or Potomac Edison. Additionally, none of the Underwriters is advising the Issuer, PE Renaissance or Potomac Edison as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer, PE Renaissance and Potomac Edison shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer, PE Renaissance or Potomac Edison with respect thereto. Any review by the Underwriters of the

Issuer, PE Renaissance or Potomac Edison, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer, PE Renaissance or Potomac Edison.

15.    Venue.  Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against Potomac Edison, PE Renaissance or the Issuer brought by any Underwriter or by any person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or state court located in the State of New York (each, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, (iii) waives, to the fullest extent it may effectively do so, any objection based on the absence of a necessary or indispensable party in any such proceeding, and (iv) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Potomac Edison, PE Renaissance and the Issuer each irrevocably waives any immunity to jurisdiction to which they may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against them arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any foreign court. To the fullest extent permitted by law, the Issuer hereby waives any objection to the enforcement by any competent foreign court of any judgment validly obtained in any such proceeding. The provisions of this Section 15 shall survive any termination of this Agreement, in whole or in part.

16.    Notices.  All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to it at the address specified in Schedule I hereto; and if sent to Potomac Edison, to it at [ ]; and if sent to PE Renaissance, to it at [ ] and if sent to the Issuer, to it at [ ]. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

17.    Successors.  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the members, managers, employees, agents, officers and directors and controlling persons referred to in Section 12 hereof, and no other person will have any right or obligation hereunder.

18.    Applicable Law.  This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

19.    Counterparts.  This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

20.    Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, PE Renaissance Potomac Edison and the Underwriters, or any of them, with respect to the subject matter hereof.

[Remainder of page intentionally left blank; signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among Potomac Edison, PE Renaissance, the Issuer and the several Underwriters.

Very truly yours,
PE ENVIRONMENTAL FUNDING LLC
By:
Name: Title:
THE POTOMAC EDISON COMPANY
By:
Name: Title:
PE RENAISSANCE FUNDING, LLC
By:
Name: Title:

Signature Page to Potomac Edison Underwriting Agreement
S-1

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.
BARCLAYS CAPITAL INC.
By:
Name: Title:
FIRST ALBANY CAPITAL INC.
By:
Name: Title:
LOOP CAPITAL MARKETS, LLC
By:
Name: Title:

Signature Page to Potomac Edison Underwriting Agreement
S-2

SCHEDULE I

Underwriting Agreement dated [____________], 2007

Registration Statement No. 333-139937

Representatives:

Barclays Capital Inc. 200 Park Avenue 5th Floor New York, NY 10166

First Albany Capital Inc. 15950 Dallas Parkway Suite 525 Dallas, TX 75248

Loop Capital Markets, LLC 200 West Jackson Suite 1600 Chicago, IL 60606

Title, Purchase Price and Description of Bonds:

Senior Secured Sinking Fund Environmental Control Bonds, Series A

	Total Principal Amount of Tranche	Bond Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per Tranche A-1 Bond	$	%	%	%	$
Per Tranche A-2 Bond	$	%	%	%	$
Per Tranche A-3 Bond	$	%	%	%	$
Per Tranche A-4 Bond	$	%	%	%	$
Per Tranche A-5 Bond	$	%	%	%	$

Total	$				$

Original Issue Discount (if any): $[        ]

Redemption provisions:

Other provisions:

Closing Date, Time and Location: [            ]

SCHEDULE II

Principal Amount of Bonds to be Purchased

Principal Amount (in millions)
Underwriter	Tranche A-1	Tranche A-2	Tranche A-3	Tranche A-4	Tranche A-5	Total

Barclays Capital Inc.

First Albany Capital Inc.

Loop Capital Markets, LLC

Bear, Stearns & Co. Inc.

Scotia Capital

Total

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses

A.	Free Writing Prospectuses not required to be filed

Electronic Road Show

B.	Free Writing Prospectuses Required to be filed pursuant to Rule 433

Preliminary Term Sheet

Pricing Term Sheet

SCHEDULE IV

DESCRIPTIVE LIST OF UNDERWRITER PROVIDED INFORMATION

A:   Pricing Prospectus

[to come]

B.   Final Prospectus

[to come]

EXHIBIT 10(e)

MATTERS TO BE COVERED IN OPINION OF SPECIAL
DELAWARE COUNSEL FOR POTOMAC EDISON AND THE ISSUER

EXHIBIT 10(f)

MATTERS TO BE COVERED IN OPINION OF SPECIAL
DELAWARE COUNSEL FOR POTOMAC EDISON AND THE ISSUER

EXHIBIT 10(g)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(h)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(i)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(j)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(k)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(l)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(m)

MATTERS TO BE COVERED IN OPINION OF
[IN-HOUSE COUNSEL] FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(n)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(o)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(p)

MATTERS TO BE COVERED IN OPINION OF
COUNSEL FOR THE INDENTURE TRUSTEE

EXHIBIT 10(q)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(r)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(s)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(t)

MATTERS TO BE COVERED IN OPINION OF SPECIAL
DELAWARE COUNSEL FOR POTOMAC EDISON AND THE ISSUER

EXHIBIT 10(u)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(v)

MATTERS TO BE COVERED IN OPINION OF COUNSEL
FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON

EXHIBIT 10(w)

MATTERS TO BE COVERED IN OPINION OF COUNSEL

FOR THE ISSUER, PE RENAISSANCE AND POTOMAC EDISON